Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

NEIGHPART INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	457(o)	100,000,000,000	0.001	100,000,000	0.0001476	14,760
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					100,000,000		14,760
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							14,760

(1)    Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.